EXHIBIT 10.10


            AMENDMENT No. 9, dated as of March 30, 1998, to AMENDED AND RESTATED MANAGEMENT AGREEMENT dated as of March 3, 1992 (the "Agreement"), as previously amended by Amendments dated as of January 1, 1994, May 31, 1994, December 31, 1994, December 31, 1995, October 18, 1996, January 1, 1997, December 31, 1997
and January 1, 1998, among GAF Corporation ("GAF"), ISP Holdings Inc. ("ISP Holdings"), G-I Holdings Inc. ("G-I Holdings"), G Industries Corp. ("Industries"), Merick, Inc. ("Merick"), GAF Fiberglass Corporation, formerly known as GAF Chemicals Corporation ("GFC"), GAF Building Materials Corporation ("Building Materials"), GAF Broadcasting Company, Inc. ("Broadcasting"), Building Materials Corporation of America ("BMCA"), U.S. Intec, Inc. ("USI"), and International Specialty Products Inc. (the "Company").

            WHEREAS, the parties desire to amend the Agreement to allocate to the entity for which certain employees of the Company render substantial services certain costs associated with such employees.

            NOW, THEREFORE, the parties hereby amend the Agreement as follows:

            1. Section 3 of the Agreement is hereby amended to add the following at the end thereof:

                  "Effective upon and subject to the merger (the "Merger") of the Company with and into ISP Holdings pursuant to the Agreement and Plan of Merger dated as of March 30, 1998 (the "Merger Agreement") between the Company and ISP Holdings, G-I Holdings shall reimburse the Surviving Corporation (as defined in the Merger Agreement) for all amounts paid by the Surviving Corporation pursuant to the exercise of rights to receive cash and options to purchase shares of Common Stock of the Surviving Corporation granted to Sunil Kumar by the Surviving Corporation, in accordance with the Merger Agreement, and in exchange for stock appreciation rights and options to purchase shares of Series A Cumulative Redeemable Convertible Preferred Stock of ISP Holdings held by such person. For purposes hereof, the amount deemed paid by the Surviving Corporation pursuant to the exercise of a stock option shall be equal to



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                  the amount by which the fair market value of the shares
                  received upon exercise exceeds the exercise price. Reimbursement to the Surviving Corporation shall be made promptly following receipt from the Surviving Corporation by G-I Holdings of an invoice therefor."

            2. In all other respects, the Agreement shall remain in full force and effect.

            IN WITNESS WHEREOF, the parties have executed this Amendment on the date and year first above written.

GAF CORPORATION                           INTERNATIONAL SPECIALTY
ISP HOLDINGS INC.                           PRODUCTS INC.
G-I HOLDINGS INC.
G INDUSTRIES CORP.
MERICK INC.
GAF FIBERGLASS CORPORATION
GAF BUILDING MATERIALS CORPORATION
GAF BROADCASTING COMPANY, INC.
BUILDING MATERIALS CORPORATION
  OF AMERICA
U.S. INTEC, INC.



By: /s/ James P. Rogers                   By: /s/ James P. Rogers
    ---------------------------               ---------------------------
      Name: James P. Rogers                     Name: James P. Rogers
      Title: Executive Vice President           Title: Executive Vice President




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